Exhibit 10.2

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”), dated as of January [__], 2024, is entered into by and among Pomvom Ltd., a company organized under the laws of the State of Israel (the “Company”), Israel Acquisitions Corp, a Cayman Islands exempted company (“SPAC”), and the Company Shareholder whose name appears on the signature page of this Agreement (the “Supporting Company Shareholder”). The Company, SPAC and the Supporting Company Shareholder are referred to from time to time in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, concurrently with the execution of this Agreement, SPAC and the Company are entering into a Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), pursuant to which, among other things, (i) NewPubco, the Company Shareholders and the holders of Company Equity Awards will effect the Equity Exchange and (ii) Merger Sub will merge with and into SPAC, with SPAC surviving the Merger as a direct wholly-owned Subsidiary of NewPubco;

WHEREAS, as of the date hereof, the Supporting Company Shareholder is the holder of record and the “beneficial owner” of the number of Company Ordinary Shares as set forth opposite the Supporting Company Shareholder’s name on Exhibit A hereto; and

WHEREAS, as an inducement to SPAC to enter into the BCA and to consummate the Transactions, each of the Company, SPAC and the Supporting Company Shareholder desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the Company, SPAC and the Supporting Company Shareholder hereby agrees as follows:

1.     Voting Obligations. The Supporting Company Shareholder, with respect to its Company Ordinary Shares (together with any other equity securities of the Company that the Supporting Company Shareholder acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Company Equity Securities”), hereby agrees during the term of this Agreement, as follows: (a) to vote (or cause to be voted), at any meeting of the equityholders of the Company, however called, or any adjournment thereof, and in any action by written consent of the equityholders of the Company, or in any other circumstance in which the vote, consent or other approval of the equityholders of the Company is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of the Supporting Company Shareholder’s Subject Company Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of the Subject Company Equity Securities held by the Supporting Company Shareholder at such time (i) in favor of the Company Equityholder Proposals and (ii) against any action, agreement or transaction or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated and (b) not to commit or agree to take any action inconsistent with the foregoing.

2.     Registration Rights Agreement. The Company shall use commercially reasonable efforts to cause the Supporting Company Shareholder to deliver, at the Closing, to SPAC a duly executed copy of that certain Registration Rights and Lock-Up Agreement, by and among NewPubco and the additional signatories thereto, in substantially the form attached as Exhibit C to the BCA.

3.     Transfer of Shares. The Supporting Company Shareholder agrees during the term of this Agreement that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), lien, pledge, dispose of or otherwise encumber any of the Subject Company Equity Securities held by the Supporting Company Shareholder or otherwise agree to do any of the foregoing (collectively, a “Transfer”), (b) deposit any Subject Company Equity Securities held by the Supporting Company Shareholder into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any Subject Company Equity Securities held by the Supporting Company Shareholder that is inconsistent with the provisions of this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, Transfer (including by operation of law) or other disposition of any Subject Company Equity Securities held by the Supporting Company Shareholder; provided, that the foregoing shall not prohibit the Transfer of the Subject Company Equity Securities (i) pursuant to the terms of the BCA and Ancillary Documents, or (ii) under a Permitted Transfer (as defined below), but only if such Permitted Transferee (as defined below) shall execute a joinder to this Agreement, in a form reasonably acceptable to SPAC, agreeing to become a party to this Agreement. Any transfer or assignment made other than as provided in this Section 3 shall be null and void.

4.     Permitted Transfers. Section 3 shall not prohibit a Transfer of Subject Company Equity Securities by the Supporting Company Shareholder (a) to any family member or trust for the benefit of any family member, (b) to any shareholder, member or partner of the Supporting Company Shareholder, if an entity; (c) to any Affiliate of the Supporting Company Shareholder or a Permitted Transferee pursuant to the existing Articles of Association of the Company); (d) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy, laws of descent and distribution upon death or other similar applicable Law; (e) by private sales or transfers made in connection with the Transactions; or (f) by virtue of the Supporting Company Shareholder’s Governing Documents upon liquidation or dissolution thereof, as applicable, in each case, the transferee being referred to as a “Permitted Transferee”, and each Transfer, a “Permitted Transfer”; provided, that, in each case of a Permitted Transfer, such Permitted Transferee shall execute a joinder to this Agreement agreeing to become a party to this Agreement and be bound by the terms and conditions set forth herein.

5.     Representations and Warranties. The Supporting Company Shareholder hereby represents and warrants to SPAC and the Company as follows:

(a)           Organization; Due Authorization. The Supporting Company Shareholder (x) if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement by the Supporting Company Shareholder and the consummation by the Supporting Company Shareholder of the transactions contemplated hereby are within the Supporting Company Shareholder’s charter, partnership agreement, operating agreement or similar organizational documents and have been duly authorized by all necessary action on the part of the Supporting Company Shareholder or (y) if a natural person, has full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Supporting Company Shareholder and, assuming due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Supporting Company Shareholder, enforceable against the Supporting Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b)           Ownership. The Supporting Company Shareholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good and valid title to, all of its Subject Company Equity Securities free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws, and (iii) the Governing Documents of the Company, the Supporting Company Shareholder has the sole power to vote and right, power and authority to sell, transfer and deliver such Company Ordinary Shares, and the Supporting Company Shareholder does not hold or own any additional rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities the Company.

(c)           No Conflicts. The execution and delivery of this Agreement by the Supporting Company Shareholder does not, and the performance by the Supporting Company Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of the Supporting Company Shareholder, as applicable, or (ii) require any consent or approval with respect to the Supporting Company Shareholder that has not been given or other action that has not been taken by any person (including under any contract binding upon the Supporting Company Shareholder or the Subject Company Equity Securities held by the Supporting Company Shareholder), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Supporting Company Shareholder of its obligations under this Agreement.

(d)           Litigation. There are no Proceedings pending against the Supporting Company Shareholder or, to the knowledge of the Supporting Company Shareholder, threatened against the Supporting Company Shareholder before (or, in the case of threatened legal proceedings, that would be before) any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Supporting Company Shareholder of its obligations under this Agreement.

(e)            Acknowledgment. The Supporting Company Shareholder understands and acknowledges that each of SPAC and the Company is entering into the BCA in reliance upon the Supporting Company Shareholder’s execution and delivery of this Agreement. The Supporting Company Shareholder has had the opportunity to read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors.

6.     Termination. This Agreement and the obligations of the Supporting Company Shareholder under this Agreement shall automatically terminate upon the earlier of: (a) the Closing and (b) the termination of the BCA in accordance with its terms. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided that (i) nothing in this Section 6 shall relieve any Party of liability for fraud or willful breach of this Agreement occurring prior to its termination and (ii) the provisions of this Section 6 and Section 7 (other than Section 7(i)) shall survive any termination of this Agreement.

7.     Miscellaneous.

(a)           All notices, requests, claims, demands and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)) during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to SPAC, to:

Israel Acquisitions Corp

12600 Hill Country Blvd, Building R, Suite 275

Bee Cave, Texas 78738

Attention: Ziv Elul and Sharon Barzik Cohen

Email: Ziv@israelspac.com; Sharon@israelspac.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, Texas 75201

Attention: Lynwood Reinhardt

E-mail: lreinhardt@reedsmith.com

and

Naschitz, Brandes, Amir & Co.

5 Tuval Street

Tel Aviv 6789717, Israel

Attention: Tuvia Geffen and Asi Moravchick

Email: tgeffen@nblaw.com; amoravchick@nblaw.com

If to the Company, to:

Pomvom Ltd.

35 Hamasger St., Tel Aviv, Israel

Attention: Yehuda Minkovicz, CEO

Email: yehuda.minkovicz@pomvom.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Eyal Peled

E-mail: Eyal.Peled@gtlaw.com

and

Goldfarb Gross Seligman & Co.

1 Azrieli Center, Round Tower

Tel Aviv 6701101, Israel

Attention: Aaron M. Lampert

If to the Supporting Company Shareholder, to the address or email address as set forth on the signature page hereof.

(b)           Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(c)           This Agreement (together with the BCA and the other agreements referenced herein and therein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

(d)           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations pursuant to this Agreement without the prior written consent of the other Parties. Any attempted assignment of this Agreement not in accordance with the terms of this Section 7(d) shall be void ab initio.

(e)           The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity and (ii) the right to specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on any basis, including the basis that any other Party has an adequate remedy at Law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at Law or in equity. Any Party seeking: (A) an injunction or injunctions to prevent breaches of this Agreement; (B) to enforce specifically the terms and provisions of this Agreement; and/or (C) other equitable relief, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.

(f)            This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, or in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

(g)            Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any Proceeding, claim, demand, action or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (A) arising under this Agreement or (B) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or the transactions contemplated hereby, (x) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 7(g) for any reason, (y) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) that (1) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (2) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (3) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 7(a) shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

(h)           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement (including any of the closing deliverables contemplated hereby) by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

(i)            Each Party shall use its reasonable best efforts to (i) execute and deliver or cause to be executed and delivered such additional documents and instruments and (ii) take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)            This Agreement shall not be effective or binding upon any Party until after such time as the BCA is executed and delivered by SPAC and the Company

(k)           This Agreement may be amended in writing by the Parties hereto at any time prior to the Merger Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

(l)            The Supporting Company Shareholder shall permit and hereby consents to and authorizes SPAC and the Company to publish and disclose a copy of this Agreement.

(m)          The Supporting Company Shareholder signs this Agreement solely in its capacity as a shareholder of the Company. The Supporting Company Shareholder makes no agreement or understanding in this Agreement in its capacity (or in the capacity of any Affiliate, partner or employee of the Supporting Company Shareholder) as a director or officer of the Company (if the Supporting Company Shareholder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by the Supporting Company Shareholder (or any Affiliate, partner or employee of the Supporting Company Shareholder) in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in the Supporting Company Shareholder’s capacity (or in the capacity of any Affiliate, partner or employee of the Supporting Company Shareholder) as a director or officer of the Company shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict the Supporting Company Shareholder (or any Affiliate, partner or employee of the Supporting Company Shareholder) from exercising his or her fiduciary duties as an officer or director of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Company, SPAC and the Supporting Company Shareholder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

POMVOM LTD.

By:
Name:
Title:

ISRAEL ACQUISITIONS CORP

By:
Name:
Title:

[Supporting Company Shareholder]

By:
Name:
Title:

For purposes of Section 7(a):
Address:
Email:

[Signature Page to Transaction Support Agreement]

EXHIBIT A

Supporting Company Shareholder

Company Shareholder	Number of Owned Company Ordinary Shares